Exhibit 99.1

Abeona Therapeutics Strengthens Financial Leadership
with New Executive Appointments

Internal appointments of Christine Silverstein as Chief Financial Officer and Edward Carr as Chief
Accounting Officer bolster financial strategy and controls

NEW YORK and CLEVELAND, Jan. 8, 2019 – Abeona Therapeutics Inc. (Nasdaq: ABEO), a leading clinical-stage biopharmaceutical company focused on developing novel cell and gene therapies for life-threatening rare genetic diseases, today announced that it has appointed Christine Silverstein to the position of Chief Financial Officer and named Edward Carr as Chief Accounting Officer.

“Christine is a thoughtful and strategic leader who is truly passionate about our Company's commitment to serve patients and shareholders alike. Her healthcare and in-depth capital markets experience has been instrumental in the implementation of Abeona’s financial and operational strategy and will play a vital role in our ability to generate higher growth and enhance shareholder value,” commented João Siffert, M.D., Interim Chief Executive Officer of Abeona. “Ed has considerable financial and accounting experience and, in the short period since joining Abeona, has implemented important financial practices that yielded efficiencies and further strengthened our operations. Together, Christine and Ed’s appointments round out our internal capabilities that are imperative to our success.”

Ms. Silverstein was previously Senior Vice President, Finance and Investor Relations for Abeona. Prior to joining Abeona in 2016, she served as Head of Investor Relations at Relmada Therapeutics, Inc. a clinical stage specialty pharmaceutical company. This was preceded by her role as Managing Director at SCO Financial Group, where she drove strategy on capital formation and business development opportunities for portfolio companies. Ms. Silverstein began her career as an investment advisor at Royal Alliance Associates, Inc. before leading teams at corporate advisory firms, The Investor Relations Group and Corporate Profile, LLC. She is a member of the National Investor Relations Institute and holds a B.S. from the Peter Tobin College of Business, St. John's University.

Prior to Abeona, Mr. Carr most recently served as Vice President and Assistant Controller at Coty Inc., a publicly listed multinational company. Prior to Coty, he served for more than 10 years as Chief Accounting Officer at Foster Wheeler AG, which was preceded by his tenure at Ernst & Young LLP. He is a Certified Public Accountant and holds a B.S. and Master of Professional Accountancy from West Virginia University.

About Abeona Therapeutics

Abeona Therapeutics Inc. is a clinical-stage biopharmaceutical company developing cell and gene therapies for life-threatening rare genetic diseases. Abeona's lead programs include EB-101, its gene-corrected cell therapy for recessive dystrophic epidermolysis bullosa, and ABO-102, a novel AAV9 based gene therapy for Sanfilippo syndrome type A (MPS IIIA). The Company’s portfolio of AAV9 based gene therapies also features ABO-101 for Sanfilippo syndrome type B (MPS IIIB), and ABO-201 and ABO-202 for CLN3 disease and CLN1 disease, respectively. Its preclinical assets include ABO-401, which uses a novel AIM™ AAV vector platform to address all mutations of cystic fibrosis. Abeona has received numerous regulatory designations from the FDA and EMA for its pipeline candidates and is the only company with Regenerative Medicine Advanced Therapy designation for two investigational therapies (EB-101 and ABO-102). For more information, visit www.abeonatherapeutics.com.

Forward Looking Statements:

This press release contains certain statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and that involve risks and uncertainties.  These statements include statements about the ability of its management team to lead the Company and deliver on key strategies, the market opportunities for the Company’s products and product candidates, and the Company’s goals and objectives.  We have attempted to identify forward looking statements by such terminology as “may,” “will,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances), which constitute and are intended to identify forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, numerous risks and uncertainties, including but not limited to continued interest in our rare disease portfolio, our ability to enroll patients in clinical trials, the impact of competition, the ability to secure licenses for any technology that may be necessary to commercialize our products, the ability to achieve or obtain necessary regulatory approvals, the impact of changes in the financial markets and global economic conditions, risks associated with data analysis and reporting, and other risks as may be detailed from time to time in the Company’s Annual Reports on Form 10-K and quarterly reports on Form 10-Q and other reports filed by the Company with the Securities and Exchange Commission.  The Company undertakes no obligation to revise the forward-looking statements or to update them to reflect events or circumstances occurring after the date of this presentation, whether as a result of new information, future developments or otherwise, except as required by the federal securities laws.

Investor Contact:

Sofia Warner

Director, Investor Relations

Abeona Therapeutics Inc.

+1 (646) 813-4710

swarner@abeonatherapeutics.com

Media Contact:

Scott Santiamo

Director, Corporate Communications

Abeona Therapeutics Inc.

+1 (718) 344-5843

ssantiamo@abeonatherapeutics.com